Exhibit 10.1

AMENDMENT TO
CONVERTIBLE PROMISSORY NOTE

AND
NOTICE OF CONVERSION

May 10, 2024

THIS AMENDMENT AND NOTICE OF CONVERSION to the Convertible Promissory Note, dated as of December 19, 2023 (the “Note”), by and among MultiSensor AI Holdings, a Delaware corporation (f/k/a SportsMap Tech Acquisition Corp., the “Company”), and the undersigned Note holder, is effective as of the date first written above (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Note.

WHEREAS, Section 11(b) of the Note provides that the Note may be amended by a written agreement executed by each of the Company and Holder;

WHEREAS, the Company and Holder desire to amend the Note as set forth in this Amendment;

WHEREAS, this Notice of Conversion is being delivered pursuant to Section 4(a) of the Note;

WHEREAS, the Board of Directors of the Company has approved the amendment of the Note to adjust the conversion price of the Note set forth in Section 4(b) of the Note in order to incentivize Noteholders to convert;

and

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Amendment.

a)	The definition of “Interest Conversion Rate” in section 1 of the Note shall be amended and restated as follows: “Interest Conversion Rate” means $10.00 per share.”

b)	Section 4(b) of the Note is hereby amended and restated as follows: “(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $5.00 per share, subject to adjustment herein (the “Conversion Price”).”

2.   Notice of Conversion

The undersigned hereby elects to convert principal under the Note, into shares of common stock, par value $0.0001 (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Stock.

Company:

MULTISENSOR AI HOLDINGS, INC.

By:
Name:
Title:

Holder:

[Name]

Conversion calculations:

Date to Effect Conversion: May 10, 2024

Principal Amount of Note to be Converted: $[ ]

Payment of Interest in Common Stock X yes __ no

If yes, $[ ] of Interest Accrued on Account of Conversion at Issue.

Number of Shares of Common Stock to be issued: [ ]